UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 21, 2012
_____________

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 21, 2012, Unigene Laboratories, Inc., a Delaware corporation (the "Company"), entered into an agreement (the "Revised Settlement Agreement") with the Jaynjean Levy Family Limited Partnership (the “Partnership”), Warren P. Levy and Ronald S. Levy (collectively, the "Levy Parties").  The Revised Settlement Agreement modifies the Settlement and Release Agreement and Amendments dated as of March 10, 2011 (the “Settlement Agreement”) between the parties.  Pursuant to the Settlement Agreement, payments of $150,000 were due to the Levy Parties on each of October 11, 2012 and November 13, 2012 and a payment of $62,296 was due on December 11, 2012.  According to the terms of the Revised Settlement Agreement, the parties have agreed that the Company will pay $100,000 to the Levy Parties upon execution of the Revised Settlement Agreement representing partial payment of the October 11, 2012 installment payment.  The payments (i) of the remaining $50,000 related to the October 11, 2012 installment payment, (ii) the $150,000 installment payment due on November 13, 2012 and the $62,296 installment payment due on December 11, 2012, and (iii) of the $150,000 installment payments due to the Partnership on each of July 11, 2012, August 13, 2012, and September 11, 2012 under the terms of the Settlement Agreement, have been, in each of the foregoing (i) (ii) and (iii), deferred until June 18, 2013.  All other terms of the Settlement Agreement remain in full force and effect.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Ashleigh Palmer
Chief Executive Officer

Date: December 21, 2012